                                                                    EXHIBIT 99.3

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             Subject to Completion
      Prospectus Supplement to Prospectus Dated __________________, 199_

              CS First Boston Auto Receivables Securities Trust
                                   199_-___
            $  ______________ % Asset Backed Certificates, Class A

                               ________________

                      Asset Backed Securities Corporation
                                    Company

                               ________________

     CS First Boston Auto Receivables Securities Trust 199__ -___ (the "Trust") will be formed pursuant to a trust agreement (the "Trust Agreement"), dated as of __________, 199_ (the "Cutoff Date"), between Asset Backed Securities Corporation (the "Company") as depositor, and ________________, (the "Trustee") as trustee, and will issue $____________ aggregate principal amount of ____ % Asset Backed Certificates, Class A (the "Class A Certificates") and $_____________aggregate principal amount of ____ % Asset Backed Certificates, Class B (the "Class B Certificates" and, collectively with the Class A Certificates, the "Certificates"). Only the Class A Certificates are being offered hereby.

                                                   (Continued on following page)
                                ________________

     THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CS FIRST BOSTON CORPORATION, THE COMPANY, THE TRUSTEE, ANY SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CLASS A CERTIFICATES, THE COLLATERAL CERTIFICATES (AS DEFINED HEREIN)[, THE GOVERNMENT SECURITIES (AS DEFINED HEREIN)] OR THE RECEIVABLES (AS DEFINED HEREIN) ARE INSURED OR GUARANTEED BY CS FIRST BOSTON CORPORATION, THE COMPANY, THE TRUSTEE, ANY SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR [, OTHER THAN IN THE CASE OF THE GOVERNMENT SECURITIES] ANY GOVERNMENTAL AGENCY.

                                ________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ________________

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS.
                                ________________

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.


                           Price to the    Underwriting    Proceeds to the
                             Public(1)       Discount       Company(1)(2)
                           ------------     -------------  ---------------
Per Class A Certificate..            %                %                %
                            $              $                $

(1)  Plus accrued interest, if any, from  ______________, 199_.
(2)  Before deducting expenses, estimated to be $____________.

                                ________________

          The Class A Certificates are offered subject to prior sale and subject to the right of CS First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______________, 199_.

                            [LOGO] CS First Boston

       The date of this Prospectus Supplement is ________________, 199__.

     (Continued from preceding page)

               The assets of the Trust will consist primarily of [(a)] certain asset backed certificates or notes (collectively, "Collateral Certificates"), each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement") [and (b) the Government Securities (as defined below)]. Each Collateral Certificate represents an interest in a trust fund created pursuant to such Underlying Agreement consisting of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, security interests in the vehicles financed thereby, and a de minimus amount of certain other property ancillary thereto, in each case as more fully described herein. [Describe Government Securities (the "Government Securities").] The Collateral Certificates [and the Government Securities] [will be transferred to the Trust by the Company pursuant to the Trust Agreement] [will be purchased by the Trust with funds received from the Company in exchange for the Certificates]. [The [Trust] [Company] will purchase the Collateral Certificates [and the Government Securities] from a certain Seller or Sellers (each, a "Seller").] The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date. The Reserve Account will not be part of the Trust.

               The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately ___% of the Trust. The Class B Certificates, which are not being offered hereby, will evidence in the aggregate an undivided ownership interest in approximately _______% of the Trust. Principal and interest at the applicable Pass-Through Rate generally will be distributed to holders of Certificates on the ________ day of each month, commencing __________, 199_. The rights of the holders of Class B Certificates to receive distributions are subordinated to the rights of the holder of Class A Certificates to the extent described herein. The outstanding principal amount, if any, of the Certificates will be due and payable on ______________, 199_.

                                ________________


               THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. INFORMATION WITH RESPECT TO EACH COLLATERAL CERTIFICATE [AND GOVERNMENT SECURITY] IS CONTAINED IN SCHEDULE I AND APPENDIX A HERETO. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

               THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITER EXPECTS, BUT IS NOT OBLIGATED, TO MAKE A MARKET IN THE CERTIFICATES. THERE IS NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR CONTINUE.

               [IF AND TO THE EXTENT REQUIRED by APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED by THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED CERTIFICATES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

               UNTIL ____________, ______ ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ________________

                             AVAILABLE INFORMATION

               The Company has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Trustee will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations of the Commission thereunder.

               The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

               Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Trustee and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Class A Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer................................  CS First Boston Auto Receivables
                                        Securities Trust 199_-___, a trust
                                        (the "Trust" or the "Issuer") to be
                                        formed pursuant to a trust agreement
                                        (the "Trust Agreement") dated as of
                                        ___________, 199_ (the "Cutoff
                                        Date"), between the Company and the
                                        Trustee.

Company...............................  The Company is a special-purpose
                                        Delaware corporation organized for
                                        the purpose of causing the issuance
                                        of the Certificates and other
                                        securities issued under the
                                        Registration Statement backed by
                                        receivables or underlying securities
                                        of various types and acting as
                                        settlor or depositor with respect to
                                        trusts, custody accounts or similar
                                        arrangements or as general or limited
                                        partner in partnerships formed to
                                        issue securities. It is not expected
                                        that the Company will have any
                                        significant assets.  The Company is
                                        an indirect, wholly owned finance
                                        subsidiary of Collateralized Mortgage
                                        Securities Corporation which is a
                                        wholly owned subsidiary of CS First
                                        Boston Securities Corporation, which
                                        is a wholly owned subsidiary of CS
                                        First Boston, Inc.  Neither CS First
                                        Boston Securities Corporation nor CS
                                        First Boston, Inc. nor any of their
                                        affiliates has guaranteed, will
                                        guarantee or is or will be otherwise
                                        obligated with respect to any Series
                                        of Securities.

                                        The Company's principal executive
                                        office is located at Park Avenue
                                        Plaza, 55 East 52nd Street, New York,
                                        New York 10055, and its telephone
                                        number is (212) 909-2000.

Trustee...............................  _______, as trustee under the Trust
                                        Agreement (the "Trustee").  See "The
                                        Trustee" herein.

The Certificates......................  The Trust will issue $_________
                                        aggregate principal amount of _____%
                                        Asset Backed Certificates, Class A
                                        (the "Class A Certificates") and
                                        $____________   aggregate principal
                                        amount of       % Asset Backed
                                        Certificates, Class B (the "Class B
                                        Certificates" and, collectively with
                                        the Class A Certificates, the
                                        "Certificates") on ____________, 199_
                                        (the "Closing Date"). Each
                                        Certificate will represent a
                                        fractional undivided interest in the
                                        Trust.  The Class A Certificates will
                                        evidence in the aggregate an
                                        undivided ownership interest in
                                        approximately __% of the Trust (the
                                        "Class A Percentage") and the Class B
                                        Certificates will evidence in the
                                        aggregate an undivided ownership
                                        interest in approximately __% of the
                                        Trust (the "Class B Percentage").
                                        Only the Class A Certificates are
                                        being offered hereby.  The Class B
                                        Certificates will be subordinated to
                                        the Class A Certificates to the
                                        extent described herein.  See "The
                                        Certificates" herein.

The Collateral Certificates...........  The Collateral Certificates are
                                        described in Schedule I hereto.  The
                                        Collateral Certificates consist of
                                        certain asset backed certificates or
                                        notes, each issued pursuant to a
                                        pooling and servicing agreement, sale
                                        and servicing agreement, trust
                                        agreement or indenture (each, an
                                        "Underlying Agreement").  Each
                                        Collateral Certificate represents an
                                        interest in a trust fund (an
                                        "Underlying Trust Fund") created
                                        pursuant to such Underlying
                                        Agreement.  The assets of each
                                        Underlying Trust Fund consist
                                        primarily of a pool of motor vehicle
                                        installment loan agreements and motor
                                        vehicle retail installment sale
                                        contracts (collectively, the
                                        "Receivables") secured by new or used
                                        automobiles, vans and light duty
                                        trucks, certain monies due or
                                        received thereunder, security
                                        interests in the vehicles financed
                                        thereby, and certain other property.
                                        Holders
                                        of a Collateral Certificate are
                                        entitled to receive distributions of
                                        interest and principal in respect
                                        thereof as described herein.

[The Government Securities............  Describe Government Securities, if
                                        any (the "Government Securities").]

Trust Property........................  The assets of the Trust (the "Trust
                                        Property") include (i) the Collateral
                                        Certificates, [(ii) the Government
                                        Securities, (iii)] [(ii)] all monies
                                        (including accrued interest) received on or with respect to the Collateral Certificates [and the Government Securities] on or after the Cutoff Date, [(iii)(iv)] all amounts and property from time to time held in or credited to the Collection Account, [(iv)(v)] the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in interest due to Certificateholders, and [(v)(vi)] any and all proceeds of the foregoing. The Reserve Account will not be property of the Trust. See "The Certificates-- Distributions," "--Subordination of the Class B Certificates; Reserve Account" and "The Trust".

Risk Factors..........................  For a discussion of risk factors that should be considered with respect to
                                        an investment in the Certificates,
                                        see "Risk Factors" herein and in the
                                        related Prospectus.


  Terms of the Certificates

    A.  Distribution Dates............  Distributions of interest and principal on the Certificates will be
                                        made on the __ day of each month or,
                                        if such day is not a Business Day, on
                                        the next succeeding Business Day
                                        (each, a "Distribution Date"),
                                        commencing _________, 199_.
                                        Distributions will be made to holders
                                        of record of the Certificates (the
                                        "Certificateholders") as of the day
                                        immediately preceding such
                                        Distribution Date (each, a "Record
                                        Date").  A "Business Day" is a day
                                        other than a Saturday, a Sunday or
                                        day on which banking institutions or
                                        trust companies in The City of New
                                        York or the city in which the
                                        corporate trust office of the Trustee
                                        is located are authorized by law,
                                        regulation or executive order to be
                                        closed.

    B.  Pass-Through Rates............  Interest will accrue on the Class A
                                        Certificates at the rate of ___% per
                                        annum (the "Class A Pass-Through
                                        Rate") and on the Class B
                                        Certificates at the rate of ___% per
                                        annum (the "Class B Pass-Through
                                        Rate" or, with the Class A
                                        Pass-Through Rate, each a
                                        "Pass-Through Rate"), in each case,
                                        calculated on the basis of a 360-day
                                        year consisting of twelve 30-day
                                        months.

    C.  Interest......................  On each Distribution Date, the
                                        Trustee will distribute pro rata to
                                        holders of the Class A Certificates
                                        (the "Class A Certificateholders")
                                        accrued interest at the Class A
                                        Pass-Through Rate on the Class A
                                        Certificate Balance as of the
                                        preceding Distribution Date (after
                                        giving effect to distributions made
                                        on such Distribution Date), to the
                                        extent of funds available therefor
                                        from (i) the Class A Percentage of
                                        the Interest Distribution Amount,
                                        (ii) the Reserve Account, and (iii)
                                        the Class B Percentage of the Total
                                        Distribution Amount.

    D.  Principal.....................  Principal of the Class A Certificates
                                        will be payable on each Distribution
                                        Date, pro rata to the Class A
                                        Certificateholders, in a maximum
                                        amount equal to the Class A Principal
                                        Distributable Amount for the calendar
                                        month preceding such Distribution
                                        Date or, in the case of the first
                                        Distribution Date, the period from and
                                        including the Cutoff Date through the
                                        last day of the calendar month
                                        immediately preceding such Distribution
                                        Date (the "Collection Period"). The
                                        Class A Principal Distributable Amount
                                        with respect to any Distribution Date
                                        will equal the Class A Percentage of the Principal Distribution Amount for the related Collection Period.

                                        On each Distribution Date the Class A
                                        Interest Distributable Amount and the
                                        Class A Principal Distributable Amount,
                                        the Trustee will distribute to holders
                                        of the Class B Certificates (the "Class
                                        B Certificateholders") (i) the Class B
                                        Interest Distributable Amount to the
                                        extent of funds available therefor from
                                        the Class B Percentage of the Interest
                                        Distribution Amount and the Reserve
                                        Account and (ii) the Class B Principal
                                        Distributable Amount.

                                        The outstanding principal amount of the
                                        Class A Certificates and the Class B
                                        Certificates, if any, will be payable in full on ____________, 199_ (the "Final
                                        Scheduled Distribution Date").

                                        See "The Trust Agreement --
                                        Distributions -- Calculation of Amounts
                                        to be Distributed" herein.

E.  Optional
       Prepayment.....................  If the Company exercises its option to purchase the Collateral Certificates
                                        [and the Government Securities], which
                                        it may do after the aggregate principal
                                        balance of the Collateral Certificates
                                        [and the Government Securities] (the
                                        "Pool Balance") declines to 10% or less
                                        of the Pool Balance as of the Cutoff
                                        Date, the Class A Certificateholders
                                        will receive an amount equal to the
                                        Class A Certificate Balance together
                                        with accrued interest at the Class A
                                        Pass-Through Rate, the Class B
                                        Certificateholders will receive an
                                        amount equal to the Class B Certificate
                                        Balance together with accrued interest
                                        at the Class B Pass-Through Rate, and
                                        the Certificates will be retired. See
                                        "The Certificates -- Optional
                                        Prepayment" herein.

Collection Account....................  Except under certain conditions described in the Prospectus under
                                        "Description of the Transfer and
                                        Servicing Agreements -- Collections,"
                                        the Trustee will be required to remit
                                        collections received with respect to the Collateral Certificates [and the Government Securities] within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the "Collection Account"). Pursuant to the Trust Agreement, the Trustee will withdraw funds on deposit in the Collection Account and apply such funds on each Distribution Date to the following (in the priority indicated):
                                        (i) the Class A Interest Distributable
                                        Amount to the Class A
                                        Certificateholders, (ii) the Class A
                                        Principal Distributable Amount to the
                                        Class A Certificateholders, (iii) the
                                        Class B Interest Distributable Amount to the Class B Certificateholders, (iv) the Class B Principal Distributable Amount to the Class B Certificateholders and
                                        (v) the remaining balance, if any, to
                                        the Reserve Account. See "The Trust
                                        Agreement -- Distributions" herein.

Credit Enhancement....................  Subordination. The rights of the Class B
                                        Certificateholders to receive
                                        distributions to which they would
                                        otherwise be entitled with respect to
                                        the Collateral Certificates [and the
                                        Government Securities] are subordinated
                                        to the rights of the Class A
                                        Certificateholders, as described more
                                        fully herein. See "The Trust Agreement
                                        -- Distributions" and
                                        "-- Subordination of the Class B
                                        Certificates; Reserve Account" herein.

                                        Reserve Account. The Reserve Account
                                        will be created with an initial deposit
                                        by the Company on the Closing Date of
                                        cash or Eligible Investments having a
                                        value of at least $________ (the
                                        "Reserve Account Initial Deposit").
                                        Funds will be withdrawn from the Reserve
                                        Account on any Distribution Date if, and to the extent that, the
                                        TotalDistribution Amount for the related
                                        Collection Period is less than the Class
                                        A Distributable Amount. Such funds will
                                        be distributed to the Class A
                                        Certificateholders. In addition, after
                                        giving effect to any such withdrawal and distribution to the Class A

                                        Certificateholders, funds will be
                                        withdrawn from the Reserve Account if,
                                        and to the extent that, the portion of
                                        the Total Distribution Amount remaining
                                        after payment of the Class A
                                        Distributable Amount is less than the
                                        Class B Distributable Amount. Such funds will be distributed to the Class B Certificateholders.

                                        Funds in the Reserve Account may be
                                        invested in securities that will not
                                        mature prior to the date of such next
                                        scheduled distribution with respect to
                                        the Certificates and will not be sold
                                        prior to maturity to meet any
                                        shortfalls. Thus, the amount of
                                        available funds on deposit in the
                                        Reserve Account at any time may be less
                                        than the balance of the Reserve Account.
                                        If the amount required to be withdrawn
                                        from the Reserve Account to cover
                                        shortfalls in collections on the
                                        Collateral Certificates exceeds the
                                        amount of available funds on deposit in
                                        the Reserve Account, a temporary
                                        shortfall in the amounts distributed to
                                        the Certificateholders could
                                        result.

                                        On each Distribution Date, the Reserve
                                        Account will be reinstated up to the
                                        Specified Reserve Account Balance by the deposit thereto of the portion, if any, of the Total Distribution Amount remaining after payment of the Class A Distributable Amount and the Class B Distributable Amount. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to [state formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company and will no longer be available to the Certificateholders.

                                        The Reserve Account will be maintained
                                        with the Trustee as a segregated trust
                                        account, but will not be part of the
                                        Trust. See "The Trust Agreement --
                                        Subordination of the Class B
                                        Certificates; Reserve Account" herein.

Tax Status............................  In the opinion of Sidley & Austin
                                        ("Federal Tax Counsel"), the Trust
                                        will be classified as a grantor trust
                                        for federal income tax purposes and
                                        will not be classified as an
                                        association taxable as a corporation.
                                        Subject to the discussion under
                                        "Certain Federal Income Tax
                                        Consequences" in the Prospectus, each
                                        holder of a beneficial interest in
                                        the Certificates must include in
                                        income its pro rata share of interest
                                        and other income from the Collateral
                                        Certificates [and the Government
                                        Securities] and, subject to certain
                                        limitations, may deduct its pro rata
                                        share of fees and other deductible
                                        expenses paid by the Trust.  See
                                        "Certain Federal Income Tax
                                        Consequences" in the Prospectus for
                                        additional information concerning the
                                        application of federal income tax
                                        laws to the Trust and the
                                        Certificates.

ERISA Considerations..................  Subject to the considerations discussed under "ERISA
                                        Considerations" herein and in the
                                        Prospectus, the Class A Certificates
                                        will be eligible for purchase by
                                        employee benefit plans subject to the
                                        Employee Retirement Income Security
                                        Act of 1974, as amended, and "plans"
                                        as defined in Section 4975 of the
                                        Internal Revenue Code of 1986, as
                                        amended.  See "ERISA Considerations"
                                        herein and in the Prospectus.

Ratings of the Certificates...........  It is a condition to the issuance of the Class A Certificates that they be
                                        rated at least "_____" or its
                                        equivalent by at least two nationally
                                        recognized rating agencies. A rating is
                                        not a recommendation to purchase, hold
                                        or sell the Class A Certificates,
                                        inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood that principal of and interest on the Class A Certificates will be paid pursuant to their terms. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors -- Ratings of the Class A Certificates" herein.

                                  RISK FACTORS

   In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Class A Certificates.

   Limited Liquidity of Certificates. There is currently no secondary market for the Class A Certificates. CS First Boston Corporation (the "Underwriter") currently intends to make a market in the Class A Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Class A Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates.

   Limited Assets of Trust. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Collateral Certificates [and the Government Securities] and access to funds in the Reserve Account. Certificateholders must rely on payments on the Collateral Certificates [and the Government Securities] for distributions of interest and principal on the Certificates. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on distributions on the Collateral Certificates [and the Government Securities] to make distributions on the Certificates.

   Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Collateral Certificates exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result.

   Ratings of the Class A Certificates. It is a condition to the issuance of the Class A Certificates that they be rated at least ______ or its equivalent by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Certificates address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Class A Certificates pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Class A Certificates are based primarily on the credit quality of the Receivables [and the Government Securities], the subordination of the Class B Certificates and the availability of funds in the Reserve Account.

   Trust's Limited Relationship to the Company. The Company is generally not obligated to make any payments in respect of the Certificates [,] [or] the Collateral Certificates [or the Government Securities].

   Risk Factors Regarding Collateral Certificates. Prospective investors in the Certificates should consider carefully the factors set forth under the caption "Risk Factors" or "Special Considerations" in the prospectuses relating to the Collateral Certificates attached hereto as Appendix A for certain additional considerations relating to the Collateral Certificates and investments backed by Receivables.

   Risk Factors Regarding Government Securities. Prospective investors in the Certificates should consider carefully the factors set forth under the caption "______________" in the disclosure documentation relating to the Government Securities attached hereto as Appendix A for certain additional considerations relating to the Government Securities.

   Available Information Regarding the Collateral Certificates. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Collateral Certificates [or the Government Securities]. [Neither the Company nor the Underwriter participated in the preparation of the prospectuses relating to the Collateral Certificates or the offering of the Collateral Certificates, and neither has made any due diligence inquiry with respect to the information provided therein.] [[An affiliate of the Company] [The Underwriter] participated in the preparation of the prospectuses relating to the Collateral Certificates and the offering of the Collateral Certificates.] Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such prospectus, the information provided therein or in the publicly available documents referred to below is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any prospectus relating to the Collateral Certificates speaks only as of the date of such prospectus; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.

   As a general rule, the originator of each Underlying Trust Fund is subject to the informational requirements of the Exchange Act. Accordingly, such originator files annual and periodic reports and other information with the Commission. Copies of such reports and other information with respect to the related Underlying Trust Fund, including monthly servicer reports ("Servicer Reports") regarding the Collateral Certificates may be inspected and copies at certain offices of the Commission at the addresses listed under "Available Information" herein.

   There can be no assurance that an originator of an Underlying Trust Fund will not elect to suspend its reporting under the Exchange Act after the date hereof if such originator of an Underlying Trust Fund no longer has a class of security listed on a national securities exchange or held by 300 or more holders of record. In such event, information (including financial information) then available to the Company and the Trustee with respect to such orginator may not be as extensive, timely or readily available as that previously made available under the Exchange Act. Accordingly, in such event, the information with respect to any such Underlying Trust Fund that the Company and the Trustee can include in the Exchange Act reports of the Trust Fund will be similarly limited.

   [Available Information Regarding the Government Securities. Neither the Company nor the Underwriter participated in the preparation of the disclosure documentation relating to the Government Securities or the offering of the Government Securities, and neither has made any due diligence inquiry with respect to the information provided therein. Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such documentation, the information provided therein is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any disclosure documentation relating to the Government Securities speaks only as of the date of such documentation; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.]

   [Geographic Concentration of Assets. Discuss impact on Certificateholders of material concentration of trust assets in one or a few states, if applicable.]

   [Limited number of Loan Originators. Discuss impact on Certificateholders of material concentration of loans originated by one or a few dealers, if applicable.]

   [Concentration of Credit Risk. Discuss impact on Certificateholders of material concentration of credit risk, if applicable.]

   [Interest Only Certificates. Discuss risks associated with interest only Certificates, including any disproportionate prepayment or credit risks, if applicable.]

   [Principal Only Certificates. Discuss risks associated with principal only Certificates, including any disproportionate prepayment or credit risks, if applicable.]

                                      THE TRUST

     GENERAL

               The Company will establish the Trust [by selling and assigning] [transferring funds to be used by the Trust to purchase] the Trust Property (as defined below) to the Trustee in exchange for the Certificates. The Trustee will maintain such assets pursuant to the Trust Agreement and will be compensated for acting as the Trustee. If the protection provided to Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Collateral Certificates [and the Government Securities] to fund distributions of principal and interest on the Certificates.

               Each Certificate represents a fractional undivided ownership interest in the Trust. The assets of the Trust (the "Trust Property") include (i) the Collateral Certificates, [(ii) the Government Securities,
     (iii)] [(ii)] all monies (including accrued interest) received on or with respect to the Collateral Certificates on or after the Cutoff Date, [(iii) ][(iv)] all amounts and property from time to time held in or credited to the Collection Account, [(iv)] [(v)] the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in interest due to Certificateholders, and [(v)] [(vi)] any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

     THE TRUSTEE

               __________ is Trustee under the Trust Agreement.  __________ is a
     __________ banking corporation, and its principal offices are located at
     __________. The Company or any of its affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.


                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

               Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Certificates depends on the rate of payment
     (including prepayments) of the Collateral Certificates   [and the
     Government Securities], the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on the Certificates.


                                THE CERTIFICATES

     GENERAL

               The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes the material terms of the Certificates and the Trust Agreement. The summary does not purport to be a complete description of all the terms of the Certificates and the Trust Agreement and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

               The "Class A Certificate Balance" initially will equal $__________ and, as of any date of determination thereafter, will equal such initial Class A Certificate Balance less the sum of all amounts previously distributed to Class A Certificateholders allocable to principal. The "Class B Certificate Balance" initially will equal $_________ and, as of any date of determination thereafter, will equal such initial Class B Certificate Balance less the sum of all amounts previously distributed to Class B Certificateholders allocable to principal. The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately _____% of the Trust, and the Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately _____% of the Trust. The Class B Certificates are not being offered hereby and initially will be held by ______.

     DISTRIBUTIONS

               Deposits to Collection Account. On or about the ____ Business Day of each month, the Trustee will provide certain information with respect to the preceding Collection Period, including the aggregate amount of collections on the Collateral Certificates, as well as the Total Distribution Amount, the Interest Distribution Amount, the Principal Distribution Amount, the Class A Interest Distributable Amount, the Class A Principal Distributable Amount, the Class B Interest Distributable Amount and the Class B Principal Distributable Amount.

               On or before each Distribution Date, the Trustee will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for any Distribution Date will equal the aggregate amount of collections on the Collateral Certificates.

               The "Interest Distribution Amount" for a Distribution Date generally will equal the sum of (i) that portion of all collections on the Collateral Certificates allocable to interest; and (ii) Investment Earnings, if any, for such Distribution Date, each with respect to the preceding Collection Period.

               The "Principal Distribution Amount" for a Distribution Date will equal that portion of all collections on the Collateral Certificates allocable to principal with respect to the preceding Collection Period.

               Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty days' interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to distribution made on such Distribution Date). In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of
     (a) the Class A Percentage of any payments of principal on each Collateral Certificate and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

               The "Class B Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount, plus (ii) the "Class B Interest Distributable Amount", consisting of thirty days' interest at the Class B Pass-Through Rate on the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to distributions made on such Distribution Date). In addition, on the Final Scheduled Distribution Date, the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of any payments of principal on each Collateral Certificate and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

               Amounts Distributed. The Class A Certificateholders will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date.

               On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass-Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount on such Distribution Date, the Class A Certificateholders will be entitled to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from funds available in the

     Reserve Account, and, third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount. "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount of interest actually distributed to Class A Certificateholders on such preceding Distribution Date. The Class A Interest Carryover Shortfall for the initial Distribution Date is zero.


                   DESCRIPTION OF THE COLLATERAL CERTIFICATES

     GENERAL

               This Prospectus Supplement sets forth the material terms of the Collateral Certificates. It does not purport to provide complete information with respect to all terms of such securities, the issuer thereof or the Receivables relating thereto. Schedule I to this Prospectus Supplement contains a summary of the terms of the Collateral Certificates. Prospective investors are urged to read such Schedule, which is expressly made a part hereof. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Collateral Certificates.

               Appendix A to the Prospectus Supplement contains certain excerpts from the prospectuses pursuant to which Collateral Certificates were offered and sold. See "Risk Factors-- Available Information Regarding Collateral Certificates". Although the Company has no reason to believe the information provided by an originator of an Underlying Trust Fund or in any prospectus relating to the Collateral Certificates is not reliable, the Company has not verified either its accuracy or its completeness. In particular, information set forth in any prospectus relating to the Collateral Certificates speaks only as of the date of such prospectus; there can be no assurance that events have not occurred which would affect either the accuracy or the completeness of the information contained therein. See "Risk Factors-- Available Information Regarding Collateral Certificates" and "--Certain Updated Information with Respect to the Collateral Certificates".

     CERTAIN UPDATED INFORMATION WITH RESPECT TO THE COLLATERAL CERTIFICATES

               As a general rule, the originator of each Underlying Trust Fund is subject to the information requirements of the Exchange Act. Accordingly, such originator files annual and periodic reports and other information with respect to the related Underlying Trust Fund, including Servicer Reports regarding the Collateral Certificates, with the Commission. A summary of certain of the information included in the most recent Servicer Reports filed with the Commission is included as Appendix B hereto. Copies of such reports and other information may be inspected and copied at certain offices of the Commission at the address listed under "Available Information" herein.

               [In the event that the originator of an Underlying Trust Fund is not subject to the information requirements of the Exchange Act on the date of issuance of the Certificates or ceases to be subject to such requirements after such date, the Company or the Trustee will provide, or cause to be provided (or make available, or cause to make available), upon request of a Certificateholder, the Servicer Reports relating to such Underlying Trust Fund where the related Collateral Certificates represent 20% or more of the aggregate principal balance of the Trust Fund as of the Cutoff Date.]

               Neither the Company nor the Underwriter participated in the preparation of such Servicer Reports, and the information provided therein or in the publicly available documents referred to above is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in the Servicer Reports speaks only as of the date of such Servicer Report; there can be no assurance that events have not occurred that would affect the accuracy or completeness of any statements included in such Servicer Reports or in the publicly available documents filed by or on behalf of each Underlying Trust Fund.

     [UNDERWRITING STANDARDS

               If applicable, describe the underwriting standards used to originate the assets backing the Collateral Certificates.]


                   [DESCRIPTION OF THE GOVERNMENT SECURITIES

               This Prospectus Supplement sets forth the material terms of the Government Securities. It does not purport to provide complete information with respect to all terms of such securities or the issuer thereof. Certain information relating to the issuer of the Government Securities is provided in the Prospectus under the caption "The Government Securities." Schedule I to this Prospectus Supplement contains a summary of the terms of the Government Securities. Prospective investors are urged to read such Schedule, which is expressly made a part hereof. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Government Securities.

               Appendix A to this Prospectus Supplement contains certain excerpts from the disclosure documentation pursuant to which Government Securities were offered and sold. See "Risk Factors--Available Information Regarding Government Securities". Although the Company nor the Underwriter has any reason to believe the information provided by an originator of a Government Securities or in any disclosure documentation relating to the Government Securities is not reliable, neither the Company nor the Underwriter has verified either its accuracy or its completeness. In particular, information set forth in any disclosure documentation relating to the Government Securities speaks only as of the date of such documentation; there can be no assurance that events have not occurred, which would affect either the accuracy or the completeness of the information contained therein. See "Risk Factors--Available Information Regarding Government Securities".]


                              THE TRUST AGREEMENT

     SALE AND ASSIGNMENT OF COLLATERAL CERTIFICATES [AND GOVERNMENT SECURITIES]

               Certain information with respect to the conveyance of the Collateral Certificates [and the Government Securities] by the [Seller][Company] to the Trust on the Closing Date pursuant to the Trust Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus.


     OPTIONAL PREPAYMENT

               If the Company exercises its option to purchase the Collateral Certificates [and the Government Securities], which it may do when the aggregate outstanding principal amount of the Collateral Certificates [and the Government Securities] declines to 10% or less of the Pool Balance as of the Cutoff Date, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance, together with accrued interest to the redemption date at the Class A Pass-Through Rate, and the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance, together with accrued interest to the redemption date at the Class B Pass-Through Rate, which distributions shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the
     Prospectus.

     SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

               Subordination of the Class B Certificates. The rights of the Class B Certificateholders to receive distributions with respect to the Collateral Certificates [and the Government Securities] generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults or delinquencies on the Collateral Certificates [and the Government Securities] as provided in the Trust Agreement and described herein. The protection afforded to the Class A Certificateholders through subordination will be effected by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Collateral Certificates [and the Government Securities].

               Reserve Account. The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Class A Distributable Amount and the Class B Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release such excess to the Company. Upon any such distribution to the Company, the Certificateholders will have no rights in, or claims to such amounts. Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Class A Certificateholders and the Class B Certificateholders.

               Funds in the Reserve Account will be invested in Eligible Investments, as provided in the Trust Agreement. Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Collateral Certificates exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result. The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee.


                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES

               Discuss additional Federal income tax consequences, if any.]


                              ERISA CONSIDERATIONS

               Subject to the considerations set forth under "ERISA Considerations -- Prohibited Transaction Exemption for Senior Certificates Issued by Grantor Trusts" in the Prospectus, the Class A Certificates may be purchased by an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan," a "Plan"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                  UNDERWRITING

               Subject to the terms and conditions set forth in an Underwriting Agreement relating to the Class A Certificates (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Class A Certificates.

               The Underwriter proposes to offer the Class A Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of _____% per Class A Certificates; the Underwriter and such dealers may allow a discount of _____% per Class A Certificates on sales to certain other dealers; and after the initial public offering of the Class A Certificates, the public offering price and the concessions and discounts to dealers may be changed by the Underwriter.

               The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

               The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

               Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

               [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Certificates in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]

                                 LEGAL MATTERS

               Certain legal matters relating to the Certificates will be passed upon by Sidley & Austin, New York, New York.

                        INDEX OF TERMS

     Business Day..............................  S-5
     Certificates..............................Cover
     Certificateholders........................  S-5
     Class A Certificate Balance............... S-11
     Class A Certificateholders................  S-5
     Class A Certificates......................Cover
     Class A Distributable Amount.............. S-11
     Class A Interest Carryover Shortfall...... S-12
     Class A Interest Distributable Amount..... S-11
     Class A Pass-Through Rate.................  S-5
     Class A Percentage........................  S-4
     Class A Principal Distributable Amount.... S-11
     Class B Certificate Balance............... S-11
     Class B Certificateholders................  S-6
     Class B Certificates......................Cover
     Class B Distributable Amount.............. S-12
     Class B Interest Distributable Amount..... S-12
     Class B Pass-Through Rate.................  S-5
     Class B Percentage........................  S-4
     Class B Principal Distributable Amount.... S-12
     Closing Date..............................  S-4
     Code...................................... S-14
     Collateral Certificates...................  S-2
     Collection Account........................  S-6
     Collection Period.........................  S-5
     Commission................................  S-3
     Company...................................Cover
     Cutoff Date...............................Cover
     Distribution Date.........................  S-5
     ERISA..................................... S-14
     Federal Tax Counsel.......................  S-7
     Final Scheduled Distribution Date.........  S-6
     Government Securities.....................  S-2
     Interest Distribution Amount.............. S-11
     Issuer....................................  S-4
     Pass Through Rate.........................  S-5
     Plan...................................... S-14
     Pool Balance..............................  S-6
     Principal Distribution Amount............. S-11
     Prospectus................................  S-3
     Rating Agencies...........................  S-9
     Receivables...............................  S-2
     Record Date...............................  S-5
     Reserve Account...........................  S-6
     Reserve Account Initial Deposit...........  S-6
     Servicer Reports..........................  S-9
     Seller....................................  S-2
     Specified Reserve Account Balance.........  S-7
     Total Distribution Amount................. S-11
     Trust.....................................  S-1

     Trust Accounts............................ S-14
     Trust Agreement...........................Cover
     Trust Property............................  S-5
     Trustee...................................Cover
     Underlying Agreement......................  S-2
     Underlying Trust Fund.....................  S-2
     Underwriter...............................Cover
     Underwriting Agreement....................  S-4

                                  SCHEDULE I
                                  ----------

                                   Class __

CUSIP #___________                           Rating: ______________

                    [Monthly][Quarterly]
                       [Semi-Annual]           Aggregate
Payment Dates        Interest Payment        Interest Payment
- -------------        ----------------        ----------------     Interest Rate
                                                                  -------------

_____________      $________________        $________________      ___________%


Aggregate Face
   Amount               Minimum
 of Principal           Authorized
  Component            Denomination

$____________         $____________

                                  APPENDIX A

                Prospectuses relating to Collateral Certificates

          [Disclosure Documentation relating to Government Securities]


                                [To be Supplied]

                                   APPENDIX B

              Servicer Reports relating to Collateral Certificates


                                [To be Supplied]

================================================================================

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR CS FIRST BOSTON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                                ---------------

                               TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
                             PROSPECTUS SUPPLEMENT

Summary...................................................................  S-4
Risk Factors..............................................................  S-9
The Trust................................................................. S-11
Weighted Average Life of the Certificates................................. S-11
The Certificates.......................................................... S-11
Description of the Collateral Certificates................................ S-13
[Description of the Government Securities.................................S-14]
The Trust Agreement....................................................... S-14
[Certain Federal Income Tax Consequences..................................S-14]
ERISA Considerations...................................................... S-15
Underwriting.............................................................. S-15
Legal Matters............................................................. S-16
Index of Terms............................................................ S-17

                                   PROSPECTUS

Prospectus Supplement.....................................................    2
Reports to Securityholders................................................    2
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
Summary of Terms..........................................................    4
Rick Factors..............................................................   14
The Trusts................................................................   17
The Receivables Pools.....................................................   19
The Collateral Certificates...............................................   21
Weighted Average Life of the Securities...................................   23
Pool Factors and Trading Information......................................   24
The Seller and the Servicer...............................................   25
Use of Proceeds...........................................................   25
Description of the Notes..................................................   25
Description of the Certificates...........................................   31
Certain Information Regarding the Securities..............................   32
Description of the Transfer and Servicing Agreements......................   36
Certain Legal Aspects of the Receivables..................................   48
Certain Federal Income Tax Consequences...................................   53
State and Local Tax Considerations........................................   77
ERISA Considerations......................................................   79
Plan of Distribution......................................................   85
Legal Matters.............................................................   86

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                 $[          ]



                                CS FIRST BOSTON
                               AUTO RECEIVABLES
                                AND RECEIVABLES
                               SECURITIES TRUSTS



                   $[              ] [    ]% [Floating Rate]
                       Asset Backed Certificates, Class A



                      Asset Backed Securities Corporation
                                   (Company)


                               _________________

                             PROSPECTUS SUPPLEMENT
                                 [    ], 199[ ]
                              ___________________

                            [LOGO] CS First Boston

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